                                                                   EXHIBIT 10.22

December 31, 2002

By Hand

Paul Shorthose
11 Gage Street
Needham, MA 02492

Dear Paul:

         The Board of Directors of Art Technology Group, Inc. ("ATG" or the "Company") is very pleased to extend you this offer of continuing employment with the Company. The entire Board of Directors (the "Board") looks forward to a mutually beneficial relationship and appreciates your past and continuing contributions to the Company. This letter (the "Letter Agreement") sets forth a summary of the terms and conditions of your continuing employment with ATG. Please confirm that the terms and conditions of the agreement have been accurately memorialized by signing and returning the enclosed copy of this letter to the Company's Senior Vice President and Chief Financial Officer as prescribed below.

1. RESPONSIBILITIES. You will report directly to the Chief Executive Officer ("CEO") and your title will be Working Chairman. Your initial responsibilities shall include: (a) continuing to assist the CEO in managing activities relating to Board activities, (b) continuing to assist the CEO in transitioning customer and partner relationships and (c) continuing to assist the CEO in transitioning the International Sales and Service organizations into a single worldwide sales organization. Your work schedule and deadlines for the completion of various projects shall be mutually agreed upon by the CEO and you on an ongoing basis and you will be expected to perform any and all duties you are assigned in a professional manner and to the best of your abilities at all times.

         By signing this Letter Agreement, you are confirming that you resigned from the position of Chief Executive Officer, effective December 5, 2002, and that you will sign and return promptly any other document which the Company requests you to sign to evidence such resignation.

2. TERM. Your employment with ATG under the terms of this Letter Agreement will begin on January 1, 2003. Your employment with ATG under the terms of this Letter Agreement will continue through December 31, 2003, subject to the terms of Section 3 hereof.

3. WAGES AND OTHER COMPENSATION; BENEFITS; RELEASES OF CLAIMS; TERMINATION OF EMPLOYMENT.

         (A) (i) For the remainder of your employment with ATG, you will be paid at an annualized rate of $25,000 per year, minus customary deductions for federal and state taxes and the like; and (ii) in exchange for your execution and submission of a release of claims to the CEO and the Board in a form acceptable to the Company (which, barring unforseen circumstances, will be in a form substantially similar to Exhibit A), as well as your submission of the resignation letter attached hereto as Exhibit B on your last day of employment with ATG, within two weeks thereafter, you will receive a lump sum payment of $100,000, minus customary deductions for federal and state taxes and the like.

         You agree that you shall not be eligible to receive any bonus or equity of any type from the Company at any time in the future. No future payments from the Company to you will include interest.

         (B) You agree that on your last day of employment, you shall sign, date and submit to the Board the resignation letter attached hereto as Exhibit B. If your employment is terminated by the Company without Cause prior to December 31, 2003, or you resign your employment prior to December 31, 2003, you shall receive the payments noted in Section 3(a), less any amounts you have already received, upon your post-employment submission to the CEO and the Board a release in a form acceptable to the Company (which, barring unforseen circumstances, will be in a form substantially similar to Exhibit A). If the Company terminates your employment with Cause at any time, you shall not be entitled to any payments noted in paragraph 3(a) that have not been made as of the time of such termination. For purposes of this agreement, the term Cause shall mean your commission of any felony or any act of fraud in connection with your ATG responsibilities, or embezzlement or misappropriation of Company assets.

         (C) You will be entitled to take advantage of any benefits offered by ATG throughout your employment with the Company. You shall not be eligible to participate in any ATG benefits (including any continued vesting in any equity interest in the Company) after your final day of employment unless the law explicitly permits you to do so. ATG benefits, of course, may be modified or changed from time to time at the sole discretion of the Company, and where a particular benefit is subject to a formal plan (for example, medical insurance), eligibility to participate in and receive any particular benefit is governed solely by the applicable plan document.

         (D) Exclusive of sub-paragraphs 3(a)-(c) above, in recognition of your previous work on behalf of the Company with respect to the hiring of and transition to a new CEO, as well as your efforts to facilitate ATG's restructuring plan in the fourth quarter of 2002, and in exchange for your execution and submission of the release of claims attached as Exhibit A (which shall be incorporated herein by reference), along with your signed version of this Letter Agreement to the CEO and the Board as prescribed below, the Company shall pay you $225,000, minus customary deductions for federal and state taxes and the like, by way of 26 approximately equal bi-weekly payments in 2003.

4. CONFIDENTIALITY, INVENTIONS AND NON-COMPETITION. Given the confidential nature of various aspects of ATG's business, you may not discuss the fact or terms of this offer or any employment discussions with anyone other than members of the Board (or their designees) or members of your immediate family (and, if relevant, your financial advisor or lawyer). You further agree that you shall not divulge any information about ATG that is not known to the general public at any time to anyone other than ATG officials with bona fide needs to know such information. In addition, you explicitly agree that you shall forfeit any right to the payment noted in Paragraph 3(a) of this Letter Agreement if you engage in any activity whatsoever on behalf of or in the interests of any person or entity that is engaged in or preparing to engage in the development, sale or support of any e-commerce related application or infrastructure software prior to January 3, 2004.

5. STOCK OPTIONS. This provision confirms that vesting of the options to purchase Company stock granted to you (a) as of June 22, 1999 at $5.00 per share was accelerated such that, effective December 31, 2002, such grant (No. 808A) is deemed to have vested to the extent of 42,500 additional shares (b) as of August 3, 2001 at $2.13 per share was accelerated such that, effective December 31, 2002, such grant (No. 4187A) is deemed to have vested to the extent of 18,750 additional shares and (c) as of October 23, 2001 at $1.31 per share were accelerated such that, effective December 31, 2002, such grants (Nos. 5147 and 5147A) were deemed to have vested to the extent of 62,500 additional shares; all subject to all other terms of the original option grants. In addition, the parties hereto agree that the options to purchase Company stock granted to you as of June 22, 1999 (82,500 shares per grant nos. 808 and 808A) and October 23, 2002 (87,500 shares per grant no. 5147) that remained unvested as of December 31, 2002 were cancelled as of that date and will not vest at any time. A chart detailing the status of all stock options granted to you by the Company is attached hereto as Exhibit C.

6. ENTIRE AGREEMENT; DISPUTE RESOLUTION. This letter constitutes the Company's entire offer regarding the terms and conditions of your proposed continuing employment with ATG. It supersedes any prior agreements (including your CEO Offer Letter dated on or about October 23, 2001, and your Executive Change-in-Control Agreement dated on or about October 1, 2002; provided, however, that the Company acknowledges that 50% of your unvested stock options as of December 5, 2002 vested on December 31, 2002, per the terms of the October 23, 2001 CEO Offer Letter), or other promises or statements (whether oral or written) regarding your relationship with ATG; provided, however, that the stock option agreements between you and the Company shall remain in effect on the terms and conditions stated therein unless explicitly amended by this Letter Agreement. The terms of your employment shall be governed by the law of the Commonwealth of Massachusetts. By accepting this offer of employment, you agree that any action, demand, claim or counterclaim in connection with any aspect of your employment with the Company shall be resolved by a judge alone in a court of competent jurisdiction in Suffolk or Middlesex County, Massachusetts.

         Paul, the Company is very appreciative of both your past efforts and your ability to continue to lead the Company in a positive direction. Please confirm that this Letter Agreement accurately reflects the terms and conditions that you have agreed to by signing and returning the enclosed additional copy of this Letter Agreement, along with the release of claims to me by no later than March 25, 2003.

                                        Sincerely,

                                        Edward Terino
                                        Senior Vice President and
                                        Chief Financial Officer

Acknowledgment:

         I, Paul Shorthose, have read, understand, and accept employment on the terms and conditions outlined in this letter. I am not relying on any representations made to me by anyone other than as set forth above.


------------------------            ---------------------------------
Signature                           Date

                                                                       Exhibit A

                                RELEASE OF CLAIMS

         You agree and acknowledge that by signing this Release of Claims and accepting the consideration reflected in the December 31, 2002 Letter Agreement (the "Letter Agreement") between you and Art Technology Group, Inc. ("ATG" or the "Company") and other good and valuable consideration, you are waiving your right to assert any form of legal claim against ATG (including any divisions, affiliates, subsidiaries and related entities, as well as its and their respective officers, directors, employees, agents, representatives, successors and assigns) of any kind whatsoever from the beginning of time through the date of this Release of Claims. Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against ATG seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against ATG, through the date of this Release of Claims.

         Without limiting the foregoing general waiver and release of claims, you specifically waive and release ATG from any Claim arising from or related to your employment relationship with ATG or the planned termination thereof, including, without limitation:

         (a) Claims under any local, state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the date of this Release of Claims) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act, and any similar statute;

         (b) Claims under any other local, state or federal employment related statute, regulation or executive order (as they may have been amended through the date of this Release of Claims) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any similar statute;

         (c) Claims under any local, state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence;

         (d) Claims under any local, state or federal securities law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any Delaware, Massachusetts or other state or local securities statutes and regulations; and

         (e) Any other Claim arising under local, state or federal law.

         You acknowledge and agree that, but for providing this waiver and release of claims, you would not be receiving the consideration reflected in the Letter Agreement or the release and waiver from the Company reflected below.

         YOU EXPLICITLY ACKNOWLEDGE THAT BECAUSE YOU ARE OVER FORTY (40) YEARS OF AGE, YOU HAVE SPECIFIC RIGHTS UNDER THE OWBPA, WHICH PROHIBITS DISCRIMINATION ON THE BASIS OF AGE, AND THAT THE RELEASES SET FORTH HEREIN ARE INTENDED TO RELEASE ANY RIGHT THAT YOU MAY HAVE TO FILE A CLAIM AGAINST ATG ALLEGING DISCRIMINATION ON THE BASIS OF AGE.

         IT IS ATG'S DESIRE AND INTENT TO MAKE CERTAIN THAT YOU FULLY UNDERSTAND THE PROVISIONS AND EFFECTS OF THIS RELEASE OF CLAIMS. TO THAT END, YOU HAVE BEEN ENCOURAGED AND GIVEN THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL FOR THE PURPOSE OF REVIEWING THE TERMS OF THIS RELEASE OF CLAIMS. CONSISTENT WITH THE PROVISIONS OF OWBPA, ATG HAS PROVIDED YOU WITH AT LEAST TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER AND ACCEPT THE TERMS OF THIS RELEASE OF CLAIMS. IN ADDITION, YOU MAY RESCIND YOUR ASSENT TO THIS RELEASE OF CLAIMS WITHIN SEVEN (7) DAYS AFTER YOU SIGN AND SUBMIT IT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF RESCISSION TO THE BOARD AND THE SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AT THE COMPANY'S OFFICE IN CAMBRIDGE, MASSACHUSETTS. TO BE EFFECTIVE, SUCH RESCISSION MUST BE HAND DELIVERED OR POSTMARKED WITHIN THE SEVEN (7) DAY PERIOD AND SENT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO (I) BOARD OF DIRECTORS AND (II) EDWARD TERINO, ART TECHNOLOGY GROUP, 25 FIRST STREET, SECOND FLOOR, CAMBRIDGE, MA 02141.

         Consistent with the provisions of the OWBPA and other federal discrimination laws, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under the federal age or other discrimination laws (the "Federal Discrimination Laws") or from filing a charge or complaint of age or other employment-related discrimination with the Equal Employment Opportunity Commission ("EEOC"), or from participating in any investigation or proceeding conducted by the EEOC. Further, nothing in this Release of Claims shall be deemed to limit ATG's right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Release of Claims constitutes a full release of any individual rights under the Federal Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Release of Claims in the event that you successfully challenge the validity of this release and prevail in any claim under the Federal Discrimination Laws.

         ATG hereby waives and releases you from any claims relating to your employment relationship with ATG of which ATG is aware or should be aware (in the exercise of reasonable diligence) through the date on which an authorized representative of ATG executes this Release of Claims.

         This Release of Claims shall be deemed to have been made in Massachusetts, and the validity, interpretation and performance of this Release of Claims shall be governed by the internal law of Massachusetts, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Release of Claims, or to its breach, shall be commenced in a court of competent jurisdiction in Massachusetts and that venue shall lie exclusively in Middlesex or Suffolk County Massachusetts. Both parties further agree that any action, demand, claim or counterclaim shall be resolved by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury. The provisions of this Release of Claims are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full. By signing this Release of Claims, you give ATG assurance that you have read and understood all of its terms; that you have had a full and reasonable opportunity to consider its terms and that you have signed this Release of Claims knowingly and voluntarily.

PAUL SHORTHOSE                          ART TECHNOLOGY GROUP, INC.


________________________________        By:  ___________________________
Paul Shorthose                               Edward Terino
                                             Senior Vice President and
                                             Chief Financial Officer

Dated:  ________________________        Dated:  ________________________

                                                                       Exhibit B

By Hand

Board of Directors and Chief Executive Officer
Art Technology, Inc.
25 First Street

Cambridge, MA 02141

         I, Paul Shorthose, hereby resign my employment with Art Technology, Inc. and acknowledge that I shall have no authority to bind the Company and or represent myself as an employee or agent of the Company at any time. As of this __ day of __________, 200_, I forever forfeit any rights accorded to employees of the Company.

                                             ________________________________
                                             Paul Shorthose

                                             Dated:  ________________________

                                                                       Exhibit C



Stock Option Status -
Paul Shorthose


Grant Date        Grant      Shares       Strike     Vested as     Exercised  Outstanding   Outstanding      Accelerated   Cancelled
                  Number                  Price     of 12/31/02                             and unvested
----------        ------   ---------    ---------   -----------    ---------  -----------   -----------      -----------   ---------
6/22/1999           808      100,000    $    5.00       80,000       40,000       60,000       20,000               --       20,000
6/22/1999          808A      900,000    $    5.00      795,000      190,000      710,000      105,000           42,500       62,500
8/03/2001         4187A       50,000    $    2.13       31,250           --       50,000       18,750           18,750           --
10/23/2001         5147      100,000    $    1.31           --           --      100,000      100,000           12,500       87,500
10/23/2001        5147A      350,000    $    1.31      300,000           --      350,000       50,000           50,000           --
TOTAL                      1,500,000                 1,206,250      230,000    1,270,000      293,750          123,750      170,000
